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                                                                    Exhibit 21.1

                                 Subsidiaries

NAME                                              JURISDICTION OF INCORPORATION

FCN Holding, Inc.                                 Delaware
Fox Children's Network, Inc.                      Delaware
Fox Family Management, LLC                        Delaware
Fox Family Properties, Inc.                       Delaware
Fox Kids Europe Limited                           United Kingdom
Fox Kids Europe, N.V.                             The Netherlands
Fox Kids Europe Properties, SarL                  Luxembourg
Fox Kids Holdings, LLC                            Delaware
Fox Kids Worldwide, LLC                           Delaware
International Family Entertainment, Inc.          Delaware
MTM Enterprises, Inc.                             California
Saban Entertainment, Inc.                         Delaware
Saban International N.V.                          Netherlands Antilles
Saban Merchandising, Inc.                         California